Exhibit 99.1

News Release

Contacts:

Integra LifeSciences Holdings Corporation

John B. Henneman, III	Karen Mroz-Bremner
Executive Vice President,	Senior Manager,
Finance and Administration	Corporate Development
and Chief Financial Officer	and Investor Relations
(609) 936-2481	(609) 936-6929
jhenneman@Integra-LS.com	Karen.mroz-bremner@integra-ls.com

Integra LifeSciences Announces Agreement to Acquire Theken Spine
- Acquisition to Form Cornerstone of New Integra Spine Division -

Plainsboro, New Jersey / July 24, 2008 — Integra LifeSciences Holdings Corporation (NASDAQ: IART) announced today that it has agreed to acquire Theken Spine, LLC, Theken Disc, LLC and Therics, LLC (together “Theken”) for $75 million in cash at closing, subject to certain adjustments, and up to $125 million in future payments based on the performance of the business after closing. The future payments will be tied to revenues of the business in the two years after closing. The acquisition is expected to be completed in the third calendar quarter of 2008.

The transaction offers a number of potential strategic benefits to Integra:

•	A unique and comprehensive portfolio of spinal implant products

•	A robust technology pipeline and demonstrated R&D capacity

•	An established network of spinal hardware distributors with established access to the orthopedic spine market

•	A strong management team with extensive experience in the orthopedic spine market

Theken Spine, founded in 1998, designs, develops, manufactures and distributes a full range of spinal fixation products. The company specializes in pioneering spinal implant technologies that seek to improve spinal surgical techniques, thereby benefiting patients as well as surgeons. Theken Spine products include cervical plates, pedicle screws, spacers, and degenerative/deformity and trauma devices. Therics, founded in 1996, designs, develops and manufactures a variety of synthetic bone substitute products. Theken Disc is a research stage company that develops and manufactures spinal arthroplasty products, including the revolutionary eDisc™, a microelectronic artificial spinal disc replacement. Each of the companies is based in Akron, Ohio.

Theken generated approximately $34 million in revenue in 2007. Theken’s revenue grew at a compound annual growth rate of 21% over the last two years. Theken has been a profitable company for several years.

“Theken is an ideal strategic fit for Integra and will form the backbone of our spine strategy going forward,” said Stuart M. Essig, Integra’s President and Chief Executive Officer. “We expect Theken to continue with the innovative spine product development that has marked its history, thereby expanding our reach into the spine market. This combination brings together two well-respected industry leaders in the neuro-ortho device marketplace. Both Integra and Theken provide some of the most advanced technology addressing surgeons’ needs. By combining our companies’ resources, technologies and management expertise, we expect to drive enhanced revenue growth and value creation. Integra has a track record of successfully executing on and integrating strategic transactions and we expect to realize the benefits of this combination in both our top line growth and earnings per share over the long- term.”

Theken has an experienced senior management team with a proven track record in the spine industry. Upon closing, Randy Theken, the founder of Theken Spine and Theken Disc, and the management of Theken will join the leadership team at Integra and lead Integra’s newly-created spine division. Integra expects to retain all Theken employees, as well as the Theken headquarters and manufacturing facilities in Akron, Ohio. Integra’s spine division will operate under the Integra NeuroSpine umbrella, but will function independently of the Integra OrthoBiologics and the Integra NeuroSciences selling organizations.

“We are very excited to join the Integra LifeSciences family of companies,” said Randy Theken, President of Theken. “This represents a tremendous opportunity for Integra and Theken to leverage our collective resources and expertise in the neuro-ortho device marketplace and together expand our presence in the orthopedic spine market. Theken Spine will continue to develop streamlined innovative systems for spine surgery, and persist with its mission to reduce O.R. time and decrease the number of implants required in spinal procedures.”

Benefits of the Combination

Comprehensive spinal implant product portfolio using best-in-class technology. Theken’s products are recognized as unique in their design and comprehensive in terms of the spinal procedures in which they are used. The combined company will be uniquely positioned to offer a stable and focused platform from which the Theken business will continue to grow.

Extensive channel coverage. Theken will continue to sell its products through its existing network of approximately 50 independent distributor agents in the United States, upon which Integra intends to build. This new distribution channel adds to Integra NeuroSpine’s existing and distinct sales organizations focused in neurosurgery and orthobiologics, with over 175 direct domestic sales reps and field specialists, over 300 independent distributor sales reps in the United States and over 70 sales professionals in Europe.

Expanded international presence. The combined company will benefit from a broader global platform with opportunities to leverage Integra’s organizations in the Americas, Europe and Asia. Today, Theken has no sales outside of the United States, while approximately 25 percent of Integra’s revenues are generated internationally. The combined company will therefore be well positioned to develop Theken’s international revenues.

This acquisition is expected to be slightly dilutive to Integra’s 2008 adjusted earnings, which exclude costs related to the fair value purchase accounting for acquired inventory, restructuring and integration charges, as well as any in-process research and development charge incurred in connection with the transaction. The definitive purchase price allocation will be finalized after the close of the transaction; however, the company expects to record an in-process research and development charge of approximately $20 million related to the acquisition in the third quarter.

Upon completion of the transaction, Integra will integrate the Therics research operations in Morrisville, PA with its Plainsboro, NJ activities. After the closing, Integra expects to provide detailed guidance regarding the financial aspects of the transaction, including the impact of acquisition and integration related charges, and its expected impact on Integra’s future financial results. The impact of the acquisition on Integra’s projected 2009 financials will be included in our initial guidance, which we expect to provide later this year.

Timing and Approvals

The transaction is subject to certain closing conditions and approvals. The transaction is expected to close in the third calendar quarter of 2008.

Integra anticipates funding this transaction from cash on hand and borrowings under its line of credit.

Advisors

P&M Corporate Finance served as financial advisor to Theken for the transaction. Stark and Knoll was legal counsel for Theken. Latham & Watkins LLP was legal counsel for Integra.

About Theken

Headquartered in Akron, Ohio, Theken Spine, LLC, Theken Disc, LLC, and Therics, LLC (www.theken.com) specialize in pioneering spinal implant technologies that seek to improve spinal surgical techniques, thereby benefiting patients as well as surgeons. Theken Spine provides comprehensive product lines that offer surgeons peace of mind through steadfast product reliability and easy-to-use instrumentation. Products include cervical plates, pedicle screws, spacers, degenerative/deformity, trauma devices, and synthetic bone substitute products. Theken Disc is a development stage company focused on next generation artificial disc replacement technology. Please visit the Theken website at (http://www.theken.com).

About Integra LifeSciences Holdings Corporation

Integra LifeSciences Holdings Corporation, a world leader in regenerative medicine, is dedicated to improving the quality of life for patients through the development, manufacturing, and marketing of cost-effective surgical implants and medical instruments. Our products are used primarily in neurosurgery, extremity reconstruction, orthopedics and general surgery to treat millions of patients every year. Integra’s headquarters are in Plainsboro, New Jersey, and we have research and manufacturing facilities throughout the world. Please visit our website at http://www.Integra-LS.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and reflect Integra’s judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning expectations for the strategic benefits that this acquisition will provide to Integra, the effect of the acquisition on our results of operations, including revenue growth and earnings per share. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Among other things, Integra’s ability to successfully integrate the Theken business into its own operations could affect the extent of the strategic benefits that Integra generates from this acquisition, and the impact of the acquisition on results of operations, including revenue growth and earnings per share. In addition, the economic, competitive, governmental, technological and other factors identified under the heading “Risk Factors” included in item 1A of Integra’s Annual Report on Form 10-K for the year ended December 31, 2007 and information contained in subsequent filings with the Securities and Exchange Commission could affect actual results.

IART-A

Source: Integra LifeSciences Holdings Corporation

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